BRC Inc. Reports Fourth Quarter and Full Year 2022 Financial Results
Wholesale Channel Increased 114% to $119 million, Driven by Ready-to-Drink and Entry into Food, Drug and Mass
In Less than Six Months, Risen to the #4 Brand in Bagged Coffee at Walmart, representing 22% of 12oz Bagged Coffee Sales
Net Revenue Increased 29% in 2022 to $301 million

SALT LAKE CITY, Utah – March 15, 2023 – BRC Inc. (NYSE: BRCC), a rapidly growing and mission-driven premium coffee company founded to support Veterans, active-duty military and first responders and serve a broad customer base by connecting consumers with great coffee and a unique brand experience, today announced financial results for the fourth quarter and full year 2022.
“The momentum of the Black Rifle Coffee brand has been incredible throughout 2022. We've moved from a small, niche DTC brand to a mainstream CPG business in less than a couple of years,” said BRCC Founder and CEO Evan Hafer. “We've entered the Food, Drug and Mass (FDM) market and in less than six months have become the number four bagged coffee brand at Walmart and currently represent 3.8% of their total coffee aisle. Outside of FDM, our Ready-to-Drink coffee products have been the fastest-growing RTD coffee brand outpacing the category by almost four times. We also have collaborated with some of the most recognizable brands on the planet with our announcement of becoming the official coffee of the Dallas Cowboys and partnering with Amazon Prime Video on a co-branded coffee for the launch of the "Terminal List.”
“In 2023, we will build on this foundation with our commitment to profitable, sustainable growth. Now that we have built much of our infrastructure for growth in the wholesale channel, we have begun to realize efficiencies and have implemented a number of productivity initiatives throughout the business. These initiatives will result in us generating meaningful profitability in 2023 and beyond. The team is laser-focused on ensuring these results as we recognize profitable growth is the only way to sustain our brand momentum and continue giving back to veterans, active-duty military, first responders and their families. That mission is the foundation for this business and drives us in everything we do."
Recent Business Highlights
•Ready to Drink (RTD) doors grew 44.5% to 61,230 from 42,370 in 2021
•Wholesale doors ended 2022 at 10,690, an increase of 306.5% from 2021
•Direct to Consumer (DTC) subscribers ended the year at 270,000 a 6.0% decrease from 2021
•Ended the year with 26 Outposts, 15 company-owned and 11 franchised
Fourth Quarter 2022 Financial Details
•Net revenue of $93.6 million, an increase of 30.3% year-over-year
•Gross profit increased 19.4% to $29.5 million or 31.5% of net revenue
•Net loss of $20.0 million
•Adjusted EBITDA (non-GAAP) of $(11.4) million (for more information regarding the non-GAAP financial measures discussed in this press release, see "Non-GAAP Financial Measures" below)

Full Year 2022 Financial Details
•Net revenue of $301.3 million, an increase of 29.3% year-over-year
•Gross profit increased 10.6% to $99.2 million or 32.9% of net revenue
•Net loss of $338.0 million, including $268.7 million equity fair value adjustments
•Adjusted EBITDA (non-GAAP) of $(34.0) million
Fourth Quarter 2022 Results
Fourth quarter 2022 revenue increased 30.3% to $93.6 million from $71.8 million the fourth quarter of 2021. Direct to Consumer revenue decreased 8.1% to $45.6 million compared to $49.6 million in the fourth quarter of 2021. Wholesale revenue increased 140.1% to $41.2 million compared to $17.2 million in the fourth quarter of 2021, and our Outpost revenue increased 34.3% to $6.8 million versus $5.1 million in the fourth quarter of 2021. The year-over-year growth in revenue was primarily driven by entry into FDM and the continued growth in our Wholesale revenue channel due to expanding points of distribution and strong retail velocities in addition to the opening of four company owned outposts in Q4 of 2022.
Gross profit increased 19.4% to $29.5 million compared to $24.7 million in the fourth quarter of 2021. Gross margins decreased 290 basis points to 31.5% from 34.3% for the fourth quarter of 2021. The decrease in our gross margins was driven by inflationary pressures on product and shipping costs (not yet offset by price increases) and startup costs associated with the expansion of our Ready to Drink product.
Marketing expenses increased 22.5% to $13.6 million from $11.1 million in the fourth quarter of 2021. This increase was driven by increased advertising expenditure to increase brand awareness as well as increased costs for production of content. As a percentage of revenue, marketing decreased 90 bps to 14.5% versus 15.4% in the fourth quarter of 2021.
Salaries, wages and benefits increased 87.8% to $16.9 million from $9.0 million in the fourth quarter of 2021, primarily due to the building out of the management teams within the wholesale channel. As a percentage of revenue, salaries, wages and benefits increased 550 bps to 18.0% as compared to 12.5% for the fourth quarter of 2021.
G&A expenses increased 112.6% to $18.5 million compared to $8.7 million in the fourth quarter of 2021. This increase is due primarily to increased technology costs and professional services. As a percentage of revenue, G&A increased 760 basis points to 19.7% compared to 12.1% in the fourth quarter of 2021.
In the fourth quarter of 2022, we had a net loss of $20.0 million and adjusted EBITDA of $(11.4) million. In the fourth quarter of 2021, net loss was $4.6 million and adjusted EBITDA was $(0.9) million.
Financial Outlook
BRC Inc. provides guidance based on current market conditions and expectations for revenue, gross margin and adjusted EBITDA, which is a non-GAAP financial measure.
For the full-year fiscal 2023, the Company expects:
•Net revenue of $400-$440 million
•Gross Margin Target of 36% - 37.5%
•Adjusted EBITDA of $5M - $20M
The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled forward-looking Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss), because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net loss. See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.
Conference Call
A conference call to discuss the Company’s fourth quarter and full year 2022 results is scheduled for March 15, 2023, at 4:30 p.m. ET. Those who wish to participate in the call may do so by dialing (877) 407-0609 or (201) 689-8541 for international callers. A webcast of the call will be available on the investor relations page of the Company’s website at Black Rifle Coffee Company (BRCC). For those unable to participate in the conference call, a replay will be available after the conclusion of the call on March 15, 2023 through March 22, 2023. The U.S. toll-free replay dial-in number is (877) 660-6853, and the international replay dial-in number is (201) 612-7415. The replay passcode is 13735845.
About BRC Inc.
Black Rifle Coffee Company (BRCC) is a veteran-founded coffee company serving premium coffee to people who love America. Founded in 2014 by Green Beret Evan Hafer, Black Rifle develops their explosive roast profiles with the same mission focus they learned while serving in the military. BRCC is committed to supporting veterans, active-duty military, first responders and the American way of life.
To learn more about BRCC, visit www.blackriflecoffee.com, follow BRCC on social media, or subscribe to Coffee or Die Magazine's daily newsletter at https://coffeeordie.com/presscheck-signup.
Forward-Looking Statements
This press release contains management’s current opinions, expectations, hopes, beliefs, plans, intentions, objectives, strategies, assumptions or projections regarding future events or future results of operations or financial condition, all of which are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions, future financial performance and other statements that are not historical facts. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Actual results may differ materially due to various factors. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated, including failure to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and our ability to grow and manage growth sustainably and retain our key employees; failure to achieve profitability; negative publicity affecting our brand and reputation, or the reputation of key employees, which may adversely affect our operating results; failure by us to maintain our message as a supportive member of the veteran and military communities and any other factors which may negatively affect the perception of our brand; our limited operating history, which may make it difficult to successfully execute our strategic initiatives and accurately evaluate future risks and challenges; failed marketing campaigns, which may cause us to incur costs without attracting new customers or realizing higher revenue; failure to attract new customers or retain existing customers; risks related to the use of social media platforms, including dependence on third-party platforms; failure to provide high-quality customer experience to retail partners and end users, including as a result of production defaults or issues, including due to failures by one or more of our co-manufacturers, affecting the quality of our products, which may adversely affect our brand; decrease in success of the direct to consumer revenue channel; loss of one or more of co-manufacturers, or delays, quality, or other production issues, including labor-related production issues at any of our co-manufacturers; failure to effectively manage or distribute our products through our wholesale business partners; failure by third parties involved in the supply chain of coffee, store supplies or merchandise to produce or deliver products, including as a result of ongoing supply chain disruptions, or our failure to effectively manage such third parties; changes in the market for high-quality coffee beans and other commodities; fluctuations in costs and availability of real estate, labor, raw materials, equipment, transportation or shipping; loss of confidential data from customers and employees, which may subject us to litigation, liability or reputational damage; failure to successfully compete with other producers and retailers of coffee; failure to successfully open new Black Rifle Coffee shops, including failure to timely proceed through permitting and other development processes, or the failure of any new or existing Black Rifle Coffee shops to generate sufficient sales; failure to properly manage our rapid growth and relationships with various business partners; failure to protect against software or hardware vulnerabilities; failure to build brand recognition using our intellectual properties or otherwise; shifts in consumer spending, lack of interest in new products or changes in brand perception upon evolving consumer preferences and tastes; failure to adequately maintain food safety or quality and comply with food safety regulations; failure to successfully integrate into new domestic and international markets; risks related to leasing space subject to long-term non-cancelable leases and with respect to real property; failure of our franchise partners to successfully manage their franchises; failure to raise additional capital to develop the business; risks related to supply chain disruptions; risks related to unionization of employees; failure to comply with federal state and local laws and regulations; inability to maintain the listing of the Company’s Class A Common Stock on the New York Stock Exchange. The forward-looking statements contained in this press release are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. For additional information about the factors that could cause actual results to differ materially from forward-looking statements, please see the Company's documents filed or to be filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which speak only as of the date of this release. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Investor Contact
Tanner Doss: IR@BlackRifleCoffee.com
ICR for BRCC: BlackrifleIR@icrinc.com

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue, net	$93,618	$71,848	$301,313	$233,101
Cost of goods sold	64,153	47,169	202,134	143,414
Gross profit	29,465	24,679	99,179	89,687
Operating expenses
Marketing and advertising	13,578	11,068	38,169	36,358
Salaries, wages and benefits	16,881	8,991	64,286	38,746
General and administrative	18,467	8,689	64,486	26,162
Total operating expenses	48,926	28,748	166,941	101,266
Income (loss) from operations	(19,461)	(4,069)	(67,762)	(11,579)
Other income (expense):
Interest expense	(457)	(443)	(1,593)	(2,033)
Other income (expense), net	(11)	(50)	339	(55)
Change in fair value of earn-out liabilities	—	—	(209,651)	—
Change in fair value of warrant liabilities	—	—	(56,675)	—
Change in fair value of derivative liabilities	—	—	(2,335)	—
Total other (expense), net	(468)	(493)	(269,915)	(2,088)
Earnings (loss) before income taxes	(19,929)	(4,562)	(337,677)	(13,667)
State income tax expense	101	45	367	178
Net income (loss)	$(20,030)	$(4,607)	$(338,044)	$(13,845)
Less: Net loss attributable to non-controlling interest	(14,842)		(255,138)
Net loss attributable to BRC Inc.	$(5,188)		$(82,906)

Net loss per share attributable to Class A Common Stock(1)
Basic and diluted	$(0.09)		$(1.62)
Weighted-average shares of Class A Common Stock outstanding(1)
Basic and diluted	54,814,919		51,246,632
(1)For the year ended December 31, 2022, net loss per share of Class A Common Stock and weighted-average shares of Class A Common Stock outstanding is representative of the period from February 9, 2022 through December 31, 2022, the period following the Business Combination.

CONSOLIDATED BALANCE SHEETS
(in thousands, audited)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$38,990	$18,334
Accounts receivable, net	22,337	7,442
Inventories	77,183	20,872
Prepaid expenses and other current assets	6,783	6,377
Total current assets	145,293	53,025
Property and equipment, net	59,451	31,114
Operating lease, right-of-use asset	20,050	—
Identifiable intangibles, net	225	167
Other	315	2,776
Total Assets	$225,334	$87,082
Liabilities and stockholders' equity/members’ deficit
Current liabilities:
Accounts payable	$12,429	$17,387
Accrued liabilities	36,660	22,233
Deferred revenue and gift card liability	9,505	7,334
Current maturities of long-term debt, net	2,143	11,979
Current operating lease liability	1,360	—
Current maturities of finance lease obligations	95	85
Total current liabilities	62,192	59,018
Non-current liabilities:
Long-term debt, net	47,017	22,712
Finance lease obligations, net of current maturities	221	228
Operating lease liability	19,466	—
Other non-current liabilities	502	334
Total non-current liabilities	67,206	23,274
Total liabilities	129,398	82,292
Commitments and Contingencies
Series A preferred equity, less issuance costs (151,406 units authorized, issued and outstanding as of December 31, 2021)	—	154,281
Stockholders' equity/members' deficit:
Preferred stock, $ 0.0001 par value, 1,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $ 0.0001 par value, 2,500,000,000 shares authorized; 57,661,274 shares issued and outstanding as of December 31, 2022	5	—
Class B common stock, $0.0001 par value, 300,000,000 shares authorized; 153,899,025 shares issued and outstanding as of December 31, 2022	16	—
Class C common stock, $0.0001 par value, 1,500,000 shares authorized; no shares issued or outstanding as of December 31, 2022	—	—
Additional paid in capital	129,508	—
Accumulated deficit	(103,733)	(19,996)
Members’ deficit (18,769 Class A units and 73,890 Class B units authorized, issued and outstanding as of December 31, 2021)	—	(129,495)
Total BRC Inc.’s stockholders’ equity/members’ deficit	25,796	(149,491)
Non-controlling interests	70,140	—
Total stockholders’ equity/members’ deficit	95,936	(149,491)
Total liabilities, Series A preferred, and stockholders' equity/members' deficit	$225,334	$87,082

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, audited)

	Year Ended December 31,
	2022	2021
Operating activities
Net Income (loss)	$(338,044)	$(13,845)
Adjustments to reconcile net income (loss) to net cash used in operating
Depreciation and amortization	4,383	2,895
Equity-based compensation	6,079	3,204
Non-employee equity-based compensation	849	1,492
Amortization of debt issuance costs	317	358
Loss on extinguishment of debt	—	726
Bad debt expense (recovery)	—	(51)
Loss from equity method investment	—	—
Loss on disposal/sale of property and equipment	—	70
Change in fair value of warrant liabilities	209,651	—
Change in fair value of earn-out liabilities	56,675	—
Change in fair value of derivative liability	2,335	—
Changes in operating assets and liabilities:
Accounts receivable, net	(14,895)	(3,761)
Inventories	(56,311)	(4,831)
Prepaid expenses and other assets	(184)	(5,283)
Accounts payable	(6,146)	4,646
Accrued liabilities	15,986	3,636
Deferred revenue and gift card liability	2,171	2,719
Operating lease liability	776	—
Other liabilities	168	334
Net cash provided by (used in) operating activities	(116,190)	(7,691)
Investing activities
Purchase of property and equipment	(30,404)	(19,287)
Net cash used in investing activities	(30,404)	(19,287)
Financing activities
Proceeds from issuance of long-term debt, net of cash paid for debt issuance costs of $279 and $338 in 2022 and 2021	$51,314	$38,402
Repayment of long-term debt	(38,761)	(20,058)
Repayment of and restricted cash for capital lease obligations	—	(1,663)
Payment of Series A preferred dividends	—	(7,001)
Distribution and redemption of Series A preferred equity	(127,853)	—
Financing lease obligations	3	—
Proceeds from Business Combination, including PIPE investment	337,957	—
Payment of Business Combination costs	(31,638)	—
Redemption of Class A and Class B shares	(20,145)	—
Redemption of incentive units	(3,627)	—
Net Cash provided by provided by financing activities	167,250	9,680
Net increase in cash and cash equivalents	20,656	(17,298)
Beginning cash, cash equivalents, and restricted cash	18,334	35,632
Ending cash, cash equivalents, and restricted cash	$38,990	$18,334

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(in thousands, audited)

	Year Ended December 31,
	2022	2021
Non-Cash operating activities
Accrued other assets	$—	$750
Deferred transaction costs	$—	$1,214
Recognition of right-of-use operating lease assets	$20,050	$—
Non-cash investing and financing activities
Series A preferred equity exchange for PIPE shares	$26,203	$1,406
Accrued Series A preferred equity distribution and related discount amortization	$5,390	$27,510
Accrued capital expenditures	$2,279	$803
Supplemental cash flow information
Cash paid for income taxes	$277	$147
Cash paid for interest	$1,279	$719

KEY OPERATING AND FINANCIAL METRICS
(unaudited)

Key Operational Metrics

	Year Ended December 31,
	2022	2021
DTC Subscribers	270,000	287,300
Wholesale Doors	10,690	2,630
RTD Doors	61,230	42,370
Outposts	26	16
Company-owned stores	15	8
Franchise stores	11	8

Revenue by Sales Channel

	Quarter Ended December 31,		Year Ended December 31,
(sales in thousands)	2022	2021	2022	2021
Revenue by Sales Channel
Direct to Consumer	$45,645	$49,643	$159,022	$165,299
Wholesale	41,187	17,153	119,360	55,761
Outpost	6,786	5,052	22,931	12,041
Total net revenue	$93,618	$71,848	$301,313	$233,101

Non-GAAP Financial Measures
To evaluate the performance of our business, we rely on both our results of operations recorded in accordance with generally accepted accounting principles in the United States ("GAAP") and certain non-GAAP financial measures, including EBITDA and Adjusted EBITDA. These measures, as defined below, are not defined or calculated under principles, standards or rules that comprise GAAP. Accordingly, the non-GAAP financial measures we use and refer to should not be viewed as a substitute for performance measures derived in accordance with GAAP or as a substitute for a measure of liquidity. Our definitions of EBITDA and Adjusted EBITDA described below are specific to our business and you should not assume that they are comparable to similarly titled financial measures of other companies. We define EBITDA as net income (loss) before interest, state income taxes, depreciation and amortization expense. We also present EBITDA excluding non-cash fair value adjustments relating to the remeasurement of earn-out and derivative liabilities upon vesting events and the remeasurement of a warrant liability upon redemption of warrants. We define Adjusted EBITDA as EBITDA, as adjusted for equity-based compensation, system implementation costs, transaction expenses, executive recruiting, severance, relocation and sign-on bonus, write-off of site development costs, strategic initiative related costs, non-routine legal expenses, RTD start-up production issue, and contract termination costs. Investors should note that, beginning with results for the quarter ended December 31, 2022, we have modified the presentation of Adjusted EBITDA to no longer exclude Outpost pre-opening expenses. To conform to the current period’s presentation, we have excluded Outpost pre-opening expenses when presenting Adjusted EBITDA for the year-to-date period and periods presented for 2021. This change decreased Adjusted EBITDA for the years ended December 31, 2022 and 2021 by $1.1 million and $0.9 million, respectively, and for the quarter ended December 31, 2022 and 2021 by $0.5 million and $0.6 million, respectively. When used in conjunction with GAAP financial measures, we believe that EBITDA and Adjusted EBITDA are useful supplemental measures of operating performance because these measures facilitate comparisons of historical performance by excluding non-cash items such as equity-based payments and other amounts not directly attributable to our primary operations, such as the impact of system implementation, acquisitions, disposals, executive searches, executive severance, non-routine investigations, litigation and settlements. Adjusted EBITDA is also a key metric used internally by our management to evaluate performance and develop internal budgets and forecasts. EBITDA and Adjusted EBITDA have limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP and may not provide a complete understanding of our operating results as a whole. Some of these limitations are (i) they do not reflect changes in, or cash requirements for, our working capital needs, (ii) they do not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt, (iii) they do not reflect our tax expense or the cash requirements to pay our taxes, (iv) they do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments, (v) although equity-based compensation expenses are non-cash charges, we rely on equity compensation to compensate and incentivize employees, directors and certain consultants, and we may continue to do so in the future and (vi) although depreciation, amortization and impairments are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these non-GAAP measures do not reflect any cash requirements for such replacements.

A reconciliation of net income, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA is set forth below:

	Quarter Ended December 31,		Year Ended December 31,
(in thousands)	2022	2021	2022	2021
Net Income (loss)	$(20,030)	(4,607)	$(338,044)	$(13,845)
Interest Expense	457	443	1,593	2,033
Tax Expense	101	45	367	178
Depreciation and amortization	1,328	895	4,383	2,895
EBITDA	$(18,144)	$(3,224)	$(331,701)	$(8,739)
Non-cash fair value adjustments
Change in fair value of earn-out liability expense (1)	—	—	209,651	—
Change in fair value of warrant liability expense (2)	—	—	56,675	—
Change in fair value of derivative liability (3)	—	—	2,335	—
EBITDA, excluding non-cash fair value adjustments	$(18,144)	$(3,224)	$(63,040)	$(8,739)
Equity-based compensation(4)	1,496	934	6,929	4,696
System implementation costs (5)	318	355	723	801
Transaction expenses (6)	—	357	1,020	1,042
Executive recruiting, severance, relocation and sign-on bonus (7)	876	286	3,757	1,626
Write-off of site development costs (8)	730	429	1,055	429
Strategic initiative related costs (9)	629	—	7,760	—
Non-routine legal expense (10)	781	—	1,866	—
RTD start-up and production issue (11)	1,769	—	5,205	—
Contract termination costs (12)	125	—	683	—
Adjusted EBITDA	$(11,420)	$(863)	$(34,042)	$(145)
(1)Represents the non-cash expense recognized to remeasure the earn-out liability to fair value upon vesting events. The change in fair value was a result of the increase of the closing price of our publicly traded common stock subsequent to the closing of our business combination.
(2)Represents non-cash expense recognized to remeasure the warrant liability to fair value upon redemption. The change in fair value was a result of the increase of the closing price of our publicly traded common stock subsequent to the closing of our business combination.
(3)Represents non-cash expense recognized to remeasure the derivative liability to fair value upon the vesting event. The change in fair value was a result of the increase of the closing price of our publicly traded common stock subsequent to the closing of our business combination.
(4)Represents the non-cash expense related to our equity-based compensation arrangements for employees, directors, consultants and wholesale channel partner.
(5)Represents non-capitalizable costs associated with the implementation of our enterprise-wide resource planning (ERP) system.
(6)Represents expenses related to becoming a public company such as public company readiness, consulting and other fees that are not related to core operations.
(7)Represents nonrecurring payments made for executive recruitment, severance, relocation, and sign-on bonuses.
(8)Represents the write-off of development costs for abandoned retail locations.

(9)Represents nonrecurring third-party consulting costs related to the planning and execution of our growth and productivity strategic initiatives.
(10)Represents legal costs and fees incurred in connection with certain non-routine legal disputes.
(11)Represents nonrecurring costs and expense incurred as a result of our RTD start-up and production issue.
(12)Represents nonrecurring costs incurred for early termination of software and service contracts.